Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 23, 2013 relating to the consolidated financial statements of Manchester United plc which appears in Manchested United plc’s Annual Report on Form 20-F for the year ended June 30, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Manchester, United Kingdom

October 24, 2013